Exhibit (10)(cr)

MET-PRO CORPORATION
FORM OF STANDARD
NON-QUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT (“Option Agreement or “Agreement”) made as of the ___ day of __________, 201_, between MET-PRO CORPORATION, a Pennsylvania corporation (the “Company”), and _______________, an employee of the Company or a subsidiary of the Company (“Executive”).

Pursuant to and under the terms of the Met-Pro Corporation [2005] [2008] Equity Incentive Plan (the “Plan”), the Company hereby grants Executive the right and option to acquire Common Shares, par value $.10 per share, of the Company on the following terms and conditions:

1.         GRANT OF OPTIONS. The Company hereby grants to Executive the right and option (each, an “Option” and collectively the “Options”) to purchase up to __________ (_________) Common Shares, par value $.10 per share, of the Company (each a “Share” and collectively the “Shares”), to be transferred to Executive upon the exercise hereof, fully paid and nonassessable. The options granted hereunder are not intended to be incentive stock options as described under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.         OPTION PRICE.  The exercise price of each Option shall be _______ dollars and _______ cents ($_____) per Share.  The Company shall pay all original issue or transfer taxes on the exercise of each Option.

3.   VESTING OF OPTIONS.

(a) Subject to provisions of this Agreement that provide for acceleration or earlier expiration of the Options or otherwise pertain hereto, the Options shall be exercisable commencing as follows:

Number of Shares	Date first exercisable
_________, 201_
_________, 201_
_________, 201_

(b)           CHANGE OF CONTROL

(i)           Upon a Change of Control (as hereinafter defined), any Options that shall not yet be exercisable under the terms of Section 3(a) shall immediately and without action by any party become exercisable (x) where the purchaser or its ultimate direct or indirect parent company is as of the effective date of the Change of Control a privately-held entity without a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (y) where, if the Change of Control involves the sale of substantially all of the Company’s assets or this Agreement is not assumed by the acquirer or surviving party to such Change of Control transaction as of the effective date of such Change of Control pursuant to Section 3(b)(ii) below. Upon either such (x) or (y) occurrence, the Options granted hereunder, to the extent not then exercised, shall be cancelled and the Company shall deliver to the Executive the excess, if any, of the then-determined Fair Market Value (as such term is defined in the Plan) of one Common Share over the exercise price of the Option, multiplied by the number of Common Shares underlying such unexercised Options.

(ii)          Upon a Change of Control where Section 3(b)(i) shall not apply and where the Options granted hereunder are exchanged or converted to options to acquire stock of the purchaser or its ultimate direct or indirect parent company who has a class of equity securities registered under the Exchange Act in a manner that satisfies the requirements of Sections 424 and 409A of the Internal Revenue Code of 1986, as amended, as of such effective date, which new options are subject to substantially the same terms and provisions as the Options granted hereunder including without limitation substantially the same vesting and exercise provisions and the equivalent economic value as of the date of such exchange, such new options shall thereafter vest and become exercisable pursuant to the terms of such new options.

4.         EXPIRATION OF OPTIONS.

(a)       Subject to earlier expiration as provided for elsewhere in this Agreement, none of the Options may be exercised after and, if not previously exercised, all Options shall expire at 5:00 P.M., Harleysville, PA time, on ____________, 202__.

(b)      All Options, whether vested or not, shall without any further act by either party and without regard to the status of Executive’s employment with or service to the Company or any subsidiary of the Company expire immediately upon Executive’s engagement in any Detrimental Activity (as hereafter defined).

5.         TERMINATION OF EMPLOYMENT OR SERVICE.

(a)       Upon Executive’s termination of employment with or service to the Company or a subsidiary of the Company, the Options shall be subject to the terms and conditions set forth below, unless otherwise determined by the Board of Directors of the Company:

(i)           In the event Executive’s employment or service terminates by reason of (A) Executive’s death or (B) Executive’s Disability (as hereafter defined), (x) all Options granted under this Agreement that are not yet exercisable under the terms of Section 3 (a) shall immediately and without action by any party hereto become exercisable, and (y) all Options granted hereunder shall expire and shall not be exercisable more than one (1) year after the date of such termination of employment or service, subject to the earlier expiration of the Options as provided for elsewhere in this Agreement.

(ii)          In the event Executive’s employment or service terminates by reason of Executive’s Retirement (as hereafter defined), (A) the Options granted hereunder shall continue to vest according to Section 3(a) for a three (3) year period following the date of such retirement, and (B) all Options granted hereunder shall expire and shall not be exercisable more than three (3) years after the date of such Retirement, subject to the earlier expiration of the Options as provided for elsewhere in this Agreement.

(iii)         In the event Executive’s employment or service is terminated by the Company or by a subsidiary of the Company in the absence of Cause (as hereafter defined) (an “Involuntary Termination Without Cause”) where Section 5(a)(vi) does not apply, Executive may, for a three (3) month period following the date of such termination of employment or service, exercise only such number of Options that were exercisable as of the date of such termination, subject to the earlier expiration of the Options as provided for elsewhere in this Agreement. For the avoidance of doubt, Options that had not vested as of the date of such termination of employment or service shall expire as of the date of such termination.

(iv)         In the event Executive’s employment or service is terminated by the Company or by a subsidiary of the Company by reason of Cause (an “Involuntary Termination With Cause”), the Options granted hereunder (whether vested or not) shall expire and shall not be exercisable on or after the date of such termination of employment or service. For the avoidance of doubt, upon such termination of employment or service, Executive may not exercise any Options that were otherwise exercisable prior to the date of termination.

(v)          In the event Executive’s employment or service is terminated other than on account of (A) Executive’s death or Disability, (B) Executive’s Retirement, (C) an Involuntary Termination Without Cause, where Section 5(a)(vi) does not apply, or (D) an Involuntary Termination With Cause, Executive may, for a three (3) month period following the date of such termination of employment or service, exercise only such number of Options that were exercisable as of the date of such termination, subject to the earlier expiration of the Options as provided for elsewhere in this Agreement. For the avoidance of doubt, Options that had not vested as of the date of such termination of employment or service shall expire as of the date of such termination.

(vi)         In the event that, not more than twenty-four (24) months after the date of a Change of Control of the Company (as hereafter defined), Executive’s employment or service to the Company or to a subsidiary of the Company or to the successor of the Company or such subsidiary shall terminate, (A) all Options granted under this Agreement that shall not yet be exercisable under the terms of Section 3 (a) shall immediately and without action by any party hereto become exercisable, and (B) all Options granted hereunder shall expire and shall not be exercisable more than three (3) months after the date of such termination of employment or service, subject to the earlier expiration of the Options as provided for elsewhere in this Agreement; provided, however, that this Section 5(a)(vi) shall not apply where the termination of employment or service is (x) an Involuntary Termination with Cause or (y) not for a Good Reason (as hereafter defined) (with the result in either such event being governed by the other provisions of this Agreement).

(vii)        Nothing in any of the foregoing provisions of this Section 5 providing for an exercise period following the date of termination of employment or service shall be deemed to extend the expiration date of any Options from that provided for in Section 4 hereof, and the Options shall expire and shall cease to exercisable upon the earlier of the date provided for in Section 4 above or the date provided for in the foregoing provisions of this Section 5.

(b)       In the event Executive’s employment or service to the Company shall be terminated for Cause, the Board of Directors of the Company, in its sole discretion, may, with respect to any exercise of Options occurring within three (3) months of the date of the termination of employment or service, require Executive to (i) deliver and transfer to the Company the Common Shares received by Executive upon such exercise of Options or (ii) pay to the Company an amount equal to any gain (realized or unrealized) received by Executive upon such exercise minus the respective price paid upon exercise (if any). Additionally, the Company shall be entitled to set-off any such amount owed to the Company against any amount owed to Executive by the Company.

(c)       In the event Executive shall engage in Detrimental Activity (as hereafter defined) following a termination of employment or service to the Company, (i) any Options otherwise exercisable pursuant to the provisions of this Option Agreement shall automatically expire and shall cease to be exercisable, and (ii) the Board of Directors, in its sole discretion, may, with respect to any Option exercised during the three (3) month period before the commencement of such Detrimental Activity, require Executive to (A) deliver and transfer to the Company the Common Shares received by Executive upon such exercise of Options or (B) pay to the Company an amount equal to any gain (realized or unrealized) received by Executive upon such exercise minus the respective price paid upon exercise (if any). Additionally, the Company shall be entitled to set-off any such amount owed to the Company against any amount owed to Executive by the Company.

6.         DEFINITIONS.

(a)       For purposes of this Option Agreement, the following terms are defined as follows:

(i)          “Cause” means any one or more of the following:

(A)   Executive has been convicted of a felony or a crime involving moral turpitude related to Executive’s employment or services or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense;

(B)   Executive has used any unlawful controlled substance to an extent that it interferes on a continuing and material basis with the performance of Executive’s duties as an employee to the Company;

(C)    Executive has engaged in any act of fraud, misappropriation or personal dishonesty relating to or involving Company in any way;

(D)   Executive has engaged in the willful, unauthorized disclosure of Company’s confidential information, unless such disclosure was (1) believed in good faith by Executive to be appropriate in the course of properly carrying out Executive’s duties to the Company, or (2) required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency; or

(E)   Executive has materially breached his or her obligations to the Company including without limitation (1) obligations under any written agreement or with respect to any written policy of the Company, (2) the obligation to comply with the lawful directives of the President of the Company pertaining to the performance by Executive of his duties or responsibilities, or (3) fiduciary duty obligations and duty of care and duty loyalty obligations as an officer, employee or agent of the Company, and  such breach is not cured within ten (10) days after written notice thereof from the President.

(ii)         “Change of Control” shall have the same definition as set forth in any Key Employee Severance Agreement from time to time in effect between the Company and any key employee of the Company.

(iii)        “Detrimental Activity” shall mean (A) the failure to comply with the terms of this Option Agreement or the Plan; (B) the failure to comply with any post-termination provision set forth in an employment agreement or other agreement as to terms of employment; (C)the commission of any act for which either criminal or civil penalties may be sought; (D) the willful violation of any of the Company’s written policies; (E) engaging in any activity which is competition with the Company, or any parent or subsidiary of the Company; or (F) any unauthorized disclosure or use of the confidential information or trade secrets of the Company, any or subsidiary of the Company or any customer, vendor or supplier of the Company or any subsidiary of the Company or any third party to whom the Company or any subsidiary of the Company has an obligation of confidentiality and/or non-use.

(iv)        “Disability“ shall mean the “permanent and total disability” (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986 as amended) that shall be accompanied by a declaration of Executive’s eligibility for Social Security benefits.

(v)         “Good Reason” means resignation or other termination of employment or other services to the Company within ninety (90) days following (A) a material breach by Company of the terms and provisions of any written agreement between the Company and Executive (which Company fails to cure such breach within ten (10) days after written notice thereof from Executive), (B) a material diminution of the authority or responsibility of Executive, or (iii) an involuntary relocation of where Executive performs his principal duties hereunder to a new location that increases Executive’s commute by more than fifty (50) miles (crow’s miles) beyond his commute at the time of the grant of the Options.  “Good Reason” shall also include termination of employment on account of (X) death or Disability or (Y) Retirement.

(vi)        “Retirement” shall mean where Executive’s employment or service terminates by reason of Executive’s retirement and such retirement or cessation of services occurs after Executive has attained (x) 55 years of age and (y) a combination of age and years of service as an employee of the Company and/or a subsidiary of the Company of 65 years.

(b)       The Board of Directors shall make the determination of whether any conduct action or failure to act falls within the definitions set out in this Section 6, in its sole discretion.  For purposes of these definitions, Executive shall not be deemed to be a stockholder of a competing entity if Executive’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Securities Exchange Act of 1934 Act or fifteen percent (15%) of the capital stock of any other company.

7.         NON-ASSIGNABILITY OF OPTIONS. The Options shall not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise encumbered or disposed of by Executive, excepting by Will or the laws of descent and distribution, and, during the lifetime of Executive, shall not be exercisable by any other person, but only by Executive.

8.         METHOD OF EXERCISE OF OPTIONS.   Executive shall notify the Company by written notice sent by registered or certified mail, return receipt requested, addressed to its President at its principal office, or by hand delivery to such person at such office, properly receipted.  The notice shall specify the number of Shares which Executive desires to purchase under the Options (which number shall be in multiples of One Hundred (100) Shares, excepting any last unexercised amount of less than One Hundred (100) Shares), and shall be accompanied by a check payable to the order of the Company for the full exercise price of the Shares purchased.  Alternatively, Executive may make payment for the Shares utilizing any of the payment methods permitted by the Plan.  As soon as practicable after the receipt of such written notice and payment, the Company shall, at its principal office, tender to Executive a certificate or certificates issued in Executive’s name evidencing the Shares thus purchased by Executive hereunder.

9.         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Common Shares of the Company by reason of stock dividends, stock splits (whether forward or reverse), split-ups, recapitalization, mergers, consolidations, combinations, exchanges of shares, separations, reclassifications, reorganizations, or liquidations, the number of Shares issuable upon exercise of the Options, the Options price thereof and the number of Shares subject to vesting as set forth in Section 3(a) hereof shall be correspondingly adjusted by the Company. Any such adjustment in the number of Shares and the price thereof shall apply proportionately only to the then unexercised portion of the Options.  If fractional shares would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

10.      NO RIGHTS AS SHAREHOLDER; NO RIGHTS TO EMPLOYMENT; DISCLAIMER OF TAX CONSEQUENCES. Executive shall have no rights as a shareholder in respect to the Shares as to which the Options shall not have been exercised and payment made as herein provided. Nothing contained in the Plan or this Agreement shall confer upon Executive any right to be continued in the employment of the Company or any subsidiary, or interfere in any way with the right of the Company, or its subsidiaries, to terminate the employment relationship at any time.

11.      BINDING EFFECT. Excepting as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns. In the event of death, Executive’s rights may be exercised by the estate of Executive or by the person acquiring the right to exercise the Options by bequest, inheritance or by reason of the death of Executive.

12.       CONFLICT. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall take precedence. A provision set forth herein which is not addressed by the Plan shall be given effect to except to the extent to which it is in conflict with the Plan.

13.      GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MET-PRO CORPORATION

By:
Raymond J. De Hont
Chairman, CEO & President

, Executive